Vystar Corp. Awards Rotman-Eisenberg-led Nature’s Home Solutions Exclusive Distribution Rights for Eco-friendly Vytex® NRL Foam

BOSTON & ATLANTA, January 22, 2015 – Vystar® Corp. (OTCBB: VYST) has entered an exclusive agreement with Nature’s Home Solutions (NHS), a new distribution company led by Steve Rotman and Tom Eisenberg, for U.S. distribution rights of Vystar’s Vytex®  Natural Rubber Latex (NRL) foam.  (see related NHS Launch Release) Nature’s Home Solutions is devoted to identifying and bringing to market innovative, sustainably sourced, eco-friendly materials and technologies for use in furnishings and other markets. NHS will have exclusive distribution rights to Vytex NRL foam for the U.S. furnishings, homegoods and other markets and non-exclusive distribution rights to Vytex NRL threads for the U.S. apparel industry.

Vytex is an all-natural raw material whose patented manufacturing processes remove the non-rubber particles and allergen-causing latex proteins to create a superior eco-friendly Vytex NRL raw material that can be transformed into foam that is whiter, lighter weight and free of the off-gassing common among petrochemical foam products.

“The furnishings industry has been seeking all-natural, biodegradable, breathable, comfortable mattress, pillow and seating foam for decades, and we’re finally able to deliver it with Vytex NRL,” said Steve Rotman, Founder of Nature’s Home Solutions and CEO of Rotmans Furniture, the #1 independent US furniture retailer and the 11th furniture retailer nationwide ranked by Home Furnishings Business. “We’re excited about the vast potential for Vytex in a myriad of applications.  We’re already in discussions with multiple manufacturers who anticipate creating mattresses and pillows that will help consumers sleep better -- without the worries of allergic reactions and off-gassing and knowing their comfortable, all natural bedding is sustainable and eco-friendly.”

William Doyle, Vystar President and CEO, noted, “NRL foam products are one of the major product applications for natural rubber latex, representing an estimated 7% of global NRL consumption. We are excited about the possibility that Vytex NRL-based foam will be part of the $6.8 billion U.S. mattress and pillow market and may ultimately be a significant part of finished products for consumers.”

Tom Eisenberg, who will oversee Nature’s Home Solutions business operations and strategy and was formerly VP of Strategy for the world’s largest latex manufacturer, Latex International, stated, “Manufacturers in multiple industries have already expressed interest in Vytex NRL foam.  We believe it offers almost unlimited opportunities for Nature’s Home Solutions and Vystar and could capture a significant share of the foam market.”

Doyle added, “We appreciate that Steve and Tom, who have spent decades in the furnishings and materials industries, recognize the multitude of uses for Vytex NRL foam.  The combined marketing acumen, plus NHS’s business network across the furnishings, latex foam, manufacturing and other markets, coupled with our innovative all natural latex process, open new doors for a myriad of applications for Vytex NRL foam, making NHS an ideal distribution partner.  We are looking forward to working with NHS to help Vytex NRL become as ubiquitous in consumer products as Velcro™.”

Vytex NRL Facts:

Vytex NRL is the only form of NRL where the proteins and non-rubbers have been physically removed from the raw material, maintaining the positive physical attributes and sustainable properties of NRL, with little to none of the allergy- and odor-causing proteins of other non-rubbers. Because Vytex NRL results in a more translucent and cleaner latex it eliminates the need for the dyes and perfumes used to cover up the yellow color and odor in non-Vytex NRL products.

Vytex NRL is the only reduced-protein NRL that:

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originates from Rainforest Alliance Certified farms or forests

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offers Forestry Stewardship Council (FSC) Chain-of-Custody certification that traces the path of products from forests through the supply chain, verifying that FSC-certified material is identified or kept separated from non-certified material throughout the chain

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uses a foam manufacturer that is certified Carbon Neutral by TÜV Rheinland from the seed to the port of shipment.

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originates in the first natural rubber forest plantation in the world that has been issued carbon credits (GreenDevelopment)

Applications for Vytex NRL foam include, but are not limited to:

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Mattresses/Pillows

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Seating

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Footwear

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Apparel

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Athletic equipment

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Flooring/carpeting

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The Vystar 8-K SEC filing with details of the distribution agreement is available at www.SEC.gov.

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About Nature’s Home Solutions

Nature’s Home Solutions, LLC is a Boston-based distribution company devoted to identifying and bringing to market innovative, sustainably sourced, eco-friendly materials and components for use in the furnishings, apparel and other markets.

About Vystar Corporation

Based in Duluth, GA, Vystar® Corporation (OTC Pink: VYST) is the exclusive creator of Vytex Natural Rubber Latex (NRL), a multi-patented, all-natural, raw material that contains significantly reduced levels of the proteins found in natural rubber latex and can be used in over 40,000 products. Vytex NRL is a 100% renewable resource, environmentally safe, "green" and fully biodegradable. Vystar is working with manufacturers across a broad range of consumer and medical products to bring Vytex NRL to market in adhesives, balloons, surgical and exam gloves, other medical devices and natural rubber latex foam mattresses and pillows. Vystar's Kiron Sleep Lab LLC acquisition provides an entry into the health and wellness market. For more information, visit www.vytex.com.

Forward-looking Statements:

Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of VYST officials are "Forward- Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future VYST actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and VYST has no specific intention to update these statements.

Contacts:

Media: Julie Shepherd, Accentuate PR, 847 275 3643, Julie@accentuatepr.com

Vystar Corp: William Doyle, CEO (866) 674-5238, x1

International Rubber Study Group, 2006 estimate

ISPA 2012 Mattress Industry Report of Sales and Trends

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